UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 26, 2024

FIVE9, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36383	94-3394123
(State or Other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3001 Bishop Drive, Suite 350

San Ramon, CA 94583

(Address of Principal Executive Offices) (ZIP Code)

Telephone: (925) 201-2000

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	FIVN	The NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On February 26, 2024, Five9, Inc. (the “Company”) issued a press release announcing the Company’s intention to offer, subject to market conditions and other factors, $600 million aggregate principal amount of its Convertible Senior Notes due 2029 (the “Notes”) in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933 (the “Offering”). A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

In connection with the Offering, the Company is disclosing certain information to prospective investors in (i) a preliminary offering memorandum, dated February 26, 2024 (the “Preliminary Offering Memorandum”), regarding the Company’s discussions with one or more financial institutions, which may include the initial purchasers in the offering of the Notes or their affiliates, regarding a potential revolving credit facility (the “Revolving Credit Facility”), which would provide for revolving borrowings in an aggregate principal amount of up to $200 million outstanding at any one time and (ii) an investor presentation (the “Investor Presentation”), regarding the Company’s estimated total addressable market (“TAM”). Excerpts from the Preliminary Offering Memorandum and Investor Presentation are filed herewith, in the general forms presented in the Preliminary Offering Memorandum and the Investor Presentation, as Exhibit 99.2 to this Current Report on Form 8-K, which is incorporated herein by reference.

Forward-Looking Statements

This current report on Form 8-K contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the contemplated Revolving Credit Facility and the Company’s estimated TAM, that are based on the Company’s current expectations and involve numerous risks and uncertainties that may cause these forward-looking statements to be inaccurate. Risks that may cause these forward-looking statements to be inaccurate include, among others: (i) the Company may not be able to secure additional financing, including the contemplated Revolving Credit Facility, on favorable terms, or at all, to meet its future capital needs, and the initial purchasers in the Offering may not participate; (ii) prevailing market conditions; (iii) the impact of adverse economic conditions, including the impact of macroeconomic deterioration, including continuing inflation, increased interest rates, supply chain disruptions, decreased economic output and fluctuations in currency rates, the impact of the Russia-Ukraine conflict, the impact of the conflict in Israel, and other factors, that may continue to harm the Company’s business; (iv) the Company’s estimated TAM is based on numerous assumptions and projections, which may prove to be inaccurate, and the estimated TAM may not develop or grow as expected; (v) the Company may not be successful in growing its business at the rate implied by the estimated TAM, may not be able to develop and gain market acceptance for products required to address different markets included in the estimated TAM, or the Company may fail to compete effectively within one or more markets included in the estimated TAM; and (vi) the other risks detailed from time-to-time under the caption “Risk Factors” and elsewhere in the Company’s Securities and Exchange Commission filings and reports, including, but not limited to, the Company’s most recent annual report on Form 10-K. Such forward-looking statements speak only as of the date hereof and readers should not unduly rely on such statements. The Company undertakes no obligation to update the information contained in this press release, including in any forward-looking statements.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit	Description

99.1	Press Release issued by the Company on February 26, 2024

99.2	Excerpts from Preliminary Offering Memorandum, dated February 26, 2024, and Investor Presentation

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIVE9, INC.

Dated: February 27, 2024	By:	/s/ Barry Zwarenstein
		Name:	Barry Zwarenstein
		Title:	Chief Financial Officer